Exhibit 99.1

BIOSOURCE RECEIVES NOTICE OF NON-COMPLIANCE FROM NASDAQ

Camarillo, CA — May 27, 2005 — BioSource International, Inc. (Nasdaq: BIOIE) today announced that it received a notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Form 10-Q”). As previously announced on May 16, 2005, the Company delayed the filing of its Form 10-Q because the Company was considering and discussing with its external auditors at KPMG LLP possible changes to its long-standing accounting policy of reserving for 100 percent of the costs of manufactured antibody inventory. Following discussion on these matters, the Company intends to restate its financial statements for the three years ended December 31, 2004. The Company does not expect a change in such policy to have any material impact on its previously reported cash flows and expects a net increase in stockholders’ equity at December 31, 2004.

The notice received from the Listing Qualifications Department indicated that the Company’s common stock would be subject to delisting from Nasdaq at the opening of business on June 3, 2005 unless the Company requested a timely hearing by a Nasdaq Listing Qualifications Panel (the “Nasdaq Panel”) to appeal such delisting determination. In accordance with Nasdaq Marketplace Rule 4820, the Company has requested a hearing by the Nasdaq Panel to appeal the delisting determination. The Company’s request for a hearing stays the delisting action pending the issuance of a written determination by the Nasdaq Panel. The Company’s common stock will remain quoted on Nasdaq pending the outcome of the appeal under the symbol “BIOIE”. The fifth character “E” has been appended to the Company’s trading symbol effective today. While the Company is working diligently to complete and file its Form 10-Q as promptly as practicable, the Company can provide no assurances that the Nasdaq Panel will grant the Company’s request for continued listing.

About BioSource International, Inc.
BioSource International, Inc. is a broad-based life sciences company focused on providing integrated solutions in the areas of functional genomics, proteomics, and drug discovery through the development, manufacturing, marketing and distribution of unique, biologically active reagent systems which facilitate, enable and accelerate pharmaceutical development and biomedical research. For more information, please visit the Company’s Web site at www.biosource.com.

Statements included in this release that are not historical facts may be considered forward-looking statements that are subject to a variety of risks and uncertainties. In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward looking. For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from the forward-looking statements made herein include, among others, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, possible invalidity or infringement issues related to intellectual property or proprietary rights, changes in customer buying patterns, one-time events, the effects of our previously announced process to evaluate strategic alternatives, including a possible sale of the Company, and any transaction we may enter into in connection with that process, and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future event, or otherwise.